UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

SURGE HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3124 Brother Blvd, Suite 104

Bartlett TN 38133

(Address of principal executive offices, including zip code)

(800) 760-9689

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Note

On March 5, 2020, Surge Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”), with an accredited investor (the “Investor”), pursuant to which the Investor purchased from the Company, for an aggregate purchase price of $350,000.00 (the “Purchase Price”), a Promissory Note in the principal amount of $378,000.00 (the “Note”). The Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. The Purchase Price for the Note was paid by the Investor on March 6, 2020. As additional consideration for the Investor loaning the Purchase Price to the Company, the Company issued to the Investor 400,000 shares of common stock of the Company (the “Share Issuance”).

Six months and one day following the issuance of the Note, in the event the VWAP for the common stock was, during the preceding ten day trading period, at less than $0.35 per share, the Investor shall have the right to receive additional shares of common stock equal to the True-Up Amount (as defined in the SPA).

The Note shall accrue interest at a rate of fourteen percent (14%) per annum and will mature on March 5, 2021. No payments of principal or interest are due through August 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to the SPA and Note, and such descriptions are qualified in their entirety by reference to the full text of the SPA and Note, which will be filed as exhibits to the Company’s Form 10-Q for the quarter ending March 31, 2020.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K with regard to the SPA and Note is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Share Issuance, the possible issuances of True-Up Amounts pursuant to the SPA, and the possible shares issuable pursuant to the possible conversion of the Note were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) and/or Regulation D of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transactions, size of the offerings, manner of the offerings and number of securities offered. The Company did not undertake offerings in which it sold a high number of securities to a high number of investors. In addition, the investors had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the investors agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURGE HOLDINGS, INC.

Date: March 12, 2020	By:	/s/ David C. Ansani
David C. Ansani
Chief Administrative Officer